
                              SCHEDULE 14A  INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
          1934.
                      (Amendment No.  )

Filed by the Registrant (x)
Filed by a Party other than the Registrant(  )
Check the appropriate box :
( )     Preliminary Proxy Statement
(x)     Definitive Proxy Statement
( )     Definitive Additional Materials
( )     Soliciting Material Pursuant to 240.14a-11(c) or  240.14a-12

                                 ONE PRICE CLOTHING STORES, INC.
______________________________________________________________________________
            (Name of Registrant as Specified In Its Charter)

                       ONE PRICE CLOTHING STORES, INC.
______________________________________________________________________________

                              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the Appropriate box);

(x)     $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2)
( )     $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
( )     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
        1)      Title of each class of securities to which transaction applies:

______________________________________________________________________________
        2)      Aggregate number of securities to which transaction applies:
______________________________________________________________________________
        3)      Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11:(1)
______________________________________________________________________________
        4)      Proposed maximum aggregate value of transaction:
______________________________________________________________________________


(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

()  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and indentify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement, number or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
        ________________________________________________


        2) Form, Schedule or Registration Statement No.:
        ________________________________________________


        3) Filing Party:
        ________________________________________________

        4) Date Filed:
        ________________________________________________


                                         ONE PRICE CLOTHING STORES, INC.
                                               1875 East Main Street
                                            Highway 290, Commerce Park
                                           Duncan, South Carolina 29334



                                                  April 19, 1996




Dear Stockholders:

         You are cordially invited to attend the annual meeting of stockholders of One Price Clothing Stores, Inc. (the "Company") to be held at the Greenville-Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, on Monday, May 20, 1996, at 9:00 a.m., local time.

         The principal business of the meeting will be to elect directors for the ensuing year, to consider a proposal to approve an amendment to the Company's Director Stock Option Plan, and to review the results of the past year and report on our operations during the first quarter of fiscal 1996.

         We would appreciate your completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.

                                                     Sincerely yours,


                                                     /s/ Henry D. Jacobs, Jr.

                                                     Henry D. Jacobs, Jr.
                                                     Chairman of the Board,
                                                     President, and Chief
                                                     Executive Officer






                                                   ONE PRICE CLOTHING STORES, INC.
                                                        1875 East Main Street
                                                     Highway 290, Commerce Park
                                                    Duncan, South Carolina 29334

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 20, 1996

         The annual meeting of stockholders (the "Annual Meeting") of One Price Clothing Stores, Inc. (the "Company") will be held on Monday, May 20, 1996, at 9:00 a.m., local time, at the Greenville-Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, for the purpose of considering and acting upon the following:

         1.       The election of eight directors for the ensuing year;

         2.       The proposal to approve the Amendment to the Company's Director Stock Option Plan; and

         3.       The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         The Company has fixed April 15, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record of the Company at the close of business on April 15, 1996, will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                    By Order of the Board of Directors,


                                                     /s/ Raymond S. Waters

                                                     Raymond S. Waters
                                                     Secretary

Duncan, South Carolina
April 19, 1996

                                              ONE PRICE CLOTHING STORES, INC.

                                                   1875 East Main Street
                                                Highway 290, Commerce Park
                                               Duncan, South Carolina 29334
                                                      (864) 433-8888


                                                      PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of One Price Clothing Stores, Inc. (the "Company") of proxies to be voted at the Annual Meeting of stockholders of the Company (the "Annual Meeting") to be held at the Greenville-Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, on Monday, May 20, 1996, at 9:00 a.m., local time. The approximate date of mailing this Proxy Statement and the accompanying Notice of Annual Meeting and proxy card is April 19, 1996.


                                                       VOTING RIGHTS

         Only stockholders of record at the close of business on April 15, 1996, are entitled to receive notice of and to vote at the Annual Meeting. As of such date, there were 10,335,031 shares of the Company's outstanding common stock, $.01 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote.

         Each stockholder of record at the close of business on April 15, 1996, will be sent this Proxy Statement, the accompanying Notice of Annual Meeting, and a proxy card. Any proxy given pursuant to such solicitation which is received in time for the meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the directions, if any, given in such proxy. If no contrary directions are given, all shares represented by a proxy will be voted FOR the proposal to elect as directors the nominees named in this Proxy Statement, FOR the proposal to approve the Amendment to the Company's Director Stock Option Plan (the "Plan"), and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A stockholder may revoke a proxy by: (i) delivery to the Secretary of the Company, at or before the Annual Meeting, of an instrument revoking the proxy bearing a date later than the proxy; (ii) delivery to the Secretary of the Company, at or before the Annual Meeting, of a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or expressing to the Secretary of the Company a desire to vote his or her shares in person in a manner contrary to that set forth in his or her previous proxy (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any instrument revoking a proxy should be sent to: One Price Clothing Stores, Inc., 1875 East Main Street, Highway 290, Commerce Park, Duncan, South Carolina 29334, Attention: Secretary.

         The holders of a majority of shares of Common Stock entitled to vote must be present in person, or represented by proxy, to constitute a quorum and act upon the proposed business. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at the Annual Meeting. Item two, the proposal to approve the Amendment to the Company's Director Stock Option Plan, requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

         An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of determining a quorum. Each is tabulated separately. Broker non-votes have no effect upon the election of directors or the proposal to approve the Amendment to the Plan. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld for a nominee for director will be excluded in calculating the votes received in favor of such nominee. Abstentions have the same effect as a vote against the proposal to approve the Amendment to the Plan.

                                                       SECURITY OWNERSHIP OF
                                                     CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of April 15, 1996, except as otherwise noted, information regarding the persons known by the Company to own beneficially more than five percent of the Company's Common Stock. Information regarding security ownership of individual directors is included under "Election of Directors" below. Unless otherwise indicated in the notes to the table, the Company believes that the persons named in the table have sole voting and dispositive power with respect to all of the shares of Common Stock shown as beneficially owned by them.

                                                          Shares
Name and Address                                       Beneficially                      Percentage of Total
of Beneficial Owner                                       Owned                          Outstanding Shares
Henry D. Jacobs, Jr.
     1875 East Main Street
     Highway 290, Commerce Park
     Duncan, SC  29334                               2,155,719 (1)                            20.86%
J.P. Morgan & Co., Incorporated(2)
     60 Wall Street
     New York, NY 10260                             1,518,275 (2 )                            14.69%
- --------------------

(1) The figure shown includes 165,000 shares owned by Mr. Jacobs' spouse, as to which he may be deemed to share voting and investment power.

(2) The information regarding beneficial ownership of shares was derived from an amendment dated February 15, 1996, to the Schedule 13-G of J.P. Morgan & Co., Inc. According to the amendment, J.P. Morgan & Co., Inc. has sole voting power with respect to 1,079,875 of the indicated shares and sole dispositive power with respect to all of the indicated shares, and the shares reported may be held by subsidiaries of J.P. Morgan & Co., Inc., including Morgan Guaranty Trust Company of New York, J.P.
     Morgan Investment Management, Inc., and J.P. Morgan Florida Federal
     Savings Bank.


                                                        ELECTION OF DIRECTORS
                                                           (Proxy Item 1)

Information Respecting Nominees for Director

         The Company's By-Laws provide that the Company shall have at least three and no more than nine directors, the exact number to be determined by resolution of the Board of Directors from time to time. The Board of Directors has, by resolution, established the number of directors at eight. Shares may not be voted cumulatively in the election of directors. Each of the directors elected at the meeting will serve until his or her successor is duly elected and qualified or until his or her earlier resignation or removal in accordance with the Company's By-Laws.

         Unless the stockholders direct otherwise, it is the intention of the persons named as proxy holders in the enclosed proxy card to vote each of the proxies for the election of the persons named below as directors. Management of the Company believes that all of the nominees will be available and able to serve as directors, but in the event that any nominee is not available or able to serve, the shares represented by proxies will be voted for such substitute as shall be designated by the Board of Directors.

         The table below sets forth for each nominee (based upon information supplied by him or her) his or her name, age, principal occupation and business experience for the past five years, length of service as a director of the Company, and the number of shares, nature of beneficial ownership and percentage of the outstanding shares of Common Stock beneficially owned by him or her, all as of April 15, 1996.

                                                                             Shares
                                                               Director      Beneficially       Percentage of Total
Name and Age                Principal Occupation               Since         Owned              Outstanding Shares

Henry D. Jacobs, Jr.        Chairman of the Board,             1984        2,155,719 (2)               20.86%
   62                       President, and Chief Executive
                            Officer of the Company (1)
Raymond S. Waters           Secretary of the Company (3)       1984         216,479 (4)                 2.09%
   71
David F. Bellet             Chairman of Crown                  1988          43,291 (6)                  (15)
   49                       Advisors Ltd. (5)
Charles D. Moseley, Jr.     General Partner of Noro-           1987         60,168  (8)                  (15)
   53                       Moseley Partners (7)
James M. Shoemaker, Jr.     Member of the law firm             1991          27,500  (10)                (15)
   63                       of Wyche, Burgess,
                            Freeman & Parham, P.A. (9)
Malcolm L. Sherman          Independent Consultant (11)        1993          12,500  (12)                (15)
   64
Cynthia Cohen Turk          President of Marketplace           1994            6,064 (12)                (15)
   42                       2000 (13)
Laurie M. Shahon            President of Wilton                1994           15,000 (12)                (15)
   44                       Capital Group (14)
- -----------------

(1) Mr. Jacobs has served as Chairman of the Board of the Company since 1988, as Chief Executive Officer since 1984 and as President since April 2, 1996. He earlier served as President of the Company from 1984-1988 and from August 1990 to February 1991.

(2) Includes 165,000 shares owned by Mr. Jacobs' spouse, as to which he may be deemed to share voting and investment power.

(3) Mr. Waters has served as Secretary of the Company since 1988. He served as Treasurer of the Company from 1984-1992 and as Executive Vice President from 1987-1992. Mr. Waters also served as Chief Financial Officer of the Company from 1984-1987 and as Vice President of the Company from 1986-1987.

(4) The figure shown includes 1,500 shares subject to presently exercisable stock options and 3,500 shares with respect to which options become exercisable in the event that the Company's stockholders approve the proposed Amendment to the Company's Director Stock Option Plan. See "Proposal to Approve the Amendment to the Company's Director Stock Option Plan". The figure shown also includes 75,270 shares owned by Mr. Waters' spouse, as to which he may be deemed to share voting and investment power.

(5) Mr. Bellet has served as Chairman of Crown Advisors Ltd. since 1981. Crown Advisors Ltd. is an investment management firm. Mr. Bellet also serves as a director of Just for Feet Inc.

(6) The figure shown includes 1,500 shares subject to presently exercisable stock options and 3,500 shares with respect to which options become exercisable in the event that the Company's stockholders approve the proposed Amendment to the Company's Director Stock Option Plan. See "Proposal to Approve the Amendment to the Company's Director Stock Option Plan". The figure shown also includes 38,291 shares held in a joint account with Mr. Bellet's wife.

(7) Mr. Moseley has been a general partner of Noro-Moseley Partners and President of Moseley Kelly French Corporation since 1983. Noro-Moseley Partners is a venture capital partnership which is managed by Moseley Kelly French Corporation. In addition, Mr. Moseley serves on the board of directors of several private companies.

(8) The figure shown includes 1,500 shares subject to presently exercisable stock options and 3,500 shares with respect to which options become exercisable in the event that the Company's stockholders approve the proposed Amendment to the Company's Director Stock Option Plan. See "Proposal to Approve the Amendment to the Company's Director Stock Option Plan". The figure shown also includes an aggregate of 337 shares owned by Mr. Moseley's spouse, as to which shares he disclaims beneficial ownership.

(9) Mr. Shoemaker has been a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A. since 1965. Mr. Shoemaker also serves as a director of Palmetto Bancshares, Inc., Ryan's Family Steak Houses, Inc. and Span-America Medical Systems, Inc.

(10) The figure shown includes 1,500 shares subject to presently exercisable stock options and 3,500 shares with respect to which options become exercisable in the event that the Company's stockholders approve the proposed Amendment to the Company's Director Stock Option Plan. See "Proposal to Approve the Amendment to the Company's Director Stock Option Plan". The figure shown also includes 4,500 shares owned by Mr. Shoemaker's spouse and 6,000 shares in a trust of which Mr. Shoemaker is a co-trustee for his adult children, as to which he may be deemed to share voting and investment power, but disclaims beneficial ownership. Mr. Shoemaker inadvertently made two late filings during 1996 with respect to a transaction by this trust.

(11) Mr. Sherman has served since 1988 as an independent consultant. Mr. Sherman has also served as Chairman of the Board of Advisors of Gordon Brothers, a jewelry and financial services corporation, since
         1994. Mr. Sherman also has served as Chairman of the Board of Directors of Stethtec Corporation, a medical devices company, since 1994. Mr. Sherman serves as a director of Maxwell Shoe Company and Ekco Group, Inc. Mr. Sherman served from 1991-1995 as Chairman of the Board of Directors of K.T. Scott, Ltd., a limited partnership which until January 1994 was a controlling shareholder of K.T. Scott Inc. K.T. Scott Inc. engaged in the sale of wallpaper and window treatments. On July 14, 1995, K. T. Scott Inc. filed a plan of reorganization under Chapter 11 of the Bankruptcy Code. K. T. Scott Inc. converted the filing to one under Chapter 7 of the Bankruptcy Code on November 22, 1995. Mr. Sherman served as President and Chief Executive Officer of
         Morse Shoe, Inc. from June 1992 to January 1993.   Morse Shoe, Inc. is
         a shoe retailer, importer, and manufacturer. Mr. Sherman served as Chairman and Chief Executive Officer of Channel Home Centers, Inc. from October 1989 to January 1991. Channel Home Centers, Inc. operates a retail chain of home supply stores. On January 14, 1992, Channel Home Centers, Inc. filed a plan of reorganization under Chapter 11 of the Bankruptcy Code. Channel Home Centers, Inc. emerged from bankruptcy proceedings in February 1993.

(12) The figure shown includes 1,500 shares subject to presently exercisable stock options and 3,500 shares with respect to which options become exercisable in the event that the Company's stockholders approve the proposed Amendment to the Company's Director Stock Option Plan. See "Proposal to Approve the Amendment to the Company's Director Stock Option Plan".

(13)     Ms. Turk has been President of Marketplace 2000, a marketing and
         strategy consulting firm, since 1990.    Prior to founding the firm,
         she was a partner of Deloitte & Touche. Ms. Turk is a director of Loehmann's Holdings, Inc., L. Luria & Son, Inc., Office Depot, Inc., Spec's Music, Inc., and The Mark Group.

(14) Since January 1994, Ms. Shahon has served as President of Wilton Capital Group, an investment firm. Ms. Shahon served as Managing Director of "21" International Holdings, Inc., a private holding company, from April 1988 to December 1993. During 1989, she served as Vice Chairman and Chief Operating Officer of Color Tile, Inc., a subsidiary of "21" International Holdings, Inc. engaged in the retail marketing of flooring products. From 1980 to 1988, Ms. Shahon served as Vice President of Salomon Brothers Inc., an investment banking firm. Ms. Shahon serves as a director of Arbor Drugs, Inc., a drug store chain, and Ames Department Stores, Inc., a discount department store chain.

(15)     Less than one percent (1%).

Directors' Fees

         The Board pays directors' fees to its non-employee directors. In 1995, directors' fees were $15,000, plus $1,000 per day for any special meetings of the Board beyond the four regularly scheduled meetings, and $2,500 for each committee on which such director served, such amount to be prorated to reflect attendance. In 1996, directors' fees were increased to $20,000, plus $2,000 per day for any special meetings of the Board beyond the four regularly scheduled meetings, $3,500 for each committee on which such director serves, such amount to be prorated to reflect attendance, and an additional $2,500 for chairing a committee of the Board of Directors. In addition, pursuant to the Company's Director Stock Option Plan, each non-employee director of the Company is entitled to receive annual grants of options with respect to 1,500 shares of Common Stock. The Company has proposed to amend the Plan to increase the shares of Common Stock with respect to which annual grants are made from 1,500 to 5,000 shares. See "Proposal to Approve the Amendment to the Company's Director Stock Option Plan". On March 29, 1996, each of Mr. Bellet, Mr. Moseley, Mr. Shoemaker, Mr. Sherman, Ms. Turk, Ms. Shahon and Mr. Waters received options with respect to 5,000 shares of Common Stock, each with an exercise price of $4.50 per share, the fair market value on the date of grant. Of these options, 1,500 are presently exercisable; options with respect to the remaining shares become exercisable only in the event that the Company's stockholders approve the proposed Amendment to the Company's Director Stock Option Plan.

         During 1995, Marketplace 2000, of which Ms. Turk serves as President, served as a marketing consultant to the Company and received fees of $4,800 for these services.


Meetings and Committees

         During the 1995 fiscal year, the Board of Directors met four times. Each member of the Board attended at least 75% of the total number of meetings of the Board of Directors and committees on which he or she served.

         The Board of Directors has an Audit Committee which is responsible for reviewing and making recommendations regarding the Company's engagement of independent auditors, the annual audit of the Company's financial statements, and the Company's internal accounting practices and policies. The current members of the Audit Committee are David F. Bellet, Malcolm L. Sherman, Cynthia
C. Turk and Raymond S. Waters. Ms. Turk serves as Chairman of this committee. The Audit Committee met four times during fiscal 1995.

         The Board of Directors also has a Compensation Committee, the function of which is to make recommendations to the Board of Directors as to the salaries and bonuses of the officers of the Company. The members of the Compensation Committee are Charles D. Moseley, Jr., Laurie M. Shahon and James M. Shoemaker, Jr. Mr. Shoemaker serves as Chairman of this committee. The Compensation Committee held one meeting during fiscal 1995.

         The Board of Directors also has a Stock Option Committee which is authorized to grant options to purchase shares of Common Stock to any eligible individual pursuant to the Company's 1988 and 1991 Stock Option Plans. The Stock Option Committee had twelve consent actions without meeting and met physically two times and by telephone one time during fiscal 1995. The members of the Stock Option Committee are Henry D. Jacobs, Jr. and Raymond S. Waters. Mr. Waters serves as Chairman of this committee.

         The Board of Directors also has a Board of Governance Committee which is authorized to make recommendations to the Board of Directors as to governance matters concerning the Company. The members of the Board of Governance Committee are Malcolm L. Sherman, David F. Bellet, Laurie M. Shahon and Cynthia
C. Turk. Mr. Sherman serves as Chairman of this committee. The Board of Governance Committee met three times during fiscal 1995.

         The Company does not have a nominating committee of the Board of Directors.

               COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following directors served on the Compensation Committee of the Board during fiscal 1995: Charles D. Moseley, Jr., Laurie M. Shahon and James M. Shoemaker, Jr. Mr. Shoemaker serves as Chairman of this committee. The law firm of Wyche, Burgess, Freeman & Parham, P.A., of which Mr. Shoemaker is a member, serves as the Company's general counsel. The following directors served on the Stock Option Committee of the Board during fiscal 1995: Henry D. Jacobs, Jr. and Raymond S. Waters. Mr. Jacobs is Chairman of the Board, President, and Chief Executive Officer of the Company. Mr. Waters serves as Secretary of the Company.

         Mr. Raymond S. Waters retired from his positions as Executive Vice President and Treasurer on June 27, 1992. In June 1992, the Company and Mr. Waters entered into a deferred compensation agreement for the benefit of Mr. Waters in recognition of his years of service to the Company. This agreement provides that Mr. Waters will receive deferred compensation payments of $6,250 per month for 120 months upon retirement. The aggregate amount payable under this arrangement is $750,000. During fiscal 1995, Mr. Waters received payments aggregating $75,000 pursuant to the agreement.

         Fidelity Management Trust Company provides record keeping and trustee services relating to the administration of the Company's 401(k) retirement plan pursuant to an agreement dated March 23, 1992 that is automatically extended for successive one-year terms. Fidelity Management Trust Company is a wholly-owned subsidiary of FMR Corp., which reported in early 1995 that it owned approximately 7.5% of the outstanding shares of Common Stock but reported in June 1995 that it owned less than 5% of the Company's outstanding Common Stock. The Company's agreement with Fidelity Management Trust Company may be terminated by either party upon 60 days' written notice. The Company paid Fidelity Management Trust Company an aggregate of $27,944 during fiscal 1995 pursuant to this agreement and expects to pay similar sums to Fidelity Management Trust Company in the future for these services.


                                              EXECUTIVE OFFICERS OF THE COMPANY

         The table below lists the Company's current executive officers and describes their business experience. Ronald Swedin and Thomas Unrine first became executive officers of the Company in January 1996.

Name and Age                             Position with the Company
Henry D. Jacobs, Jr.                     Chairman of the Board, President, and Chief Executive Officer (1)
         (62)
Stephen A. Feldman                       Executive Vice President and Chief Financial Officer (2)
         (48)
Ronald C. Swedin                         Senior Vice President - Store Operations (3)
         (50)
Thomas M. Unrine                         Senior Vice President - Merchandising (4)
         (50)

(1) See information under "Election of Directors; Information Respecting Nominees for Director".

(2) Mr. Feldman became Chief Financial Officer of the Company on January 16, 1995, and became Executive Vice President in January 1996. Prior to that time, Mr. Feldman had served as Senior Vice President-Chief Financial Officer of Bradlees, Inc., a northeastern regional discount department store chain, since 1992. In June 1995, Bradlees, Inc. filed a plan of reorganization under Chapter 11 of the Bankruptcy Code. Mr. Feldman served as Vice President-Treasurer for Hills Department Stores, Inc., a midwest regional discount department store chain, from 1985-1992. In February 1991, Hills Department Stores, Inc. filed for reorganization under Chapter 11 of the Bankruptcy Code and a successor entity emerged from bankruptcy proceedings in October 1993.

(3) Mr. Swedin joined the Company in March 1992 as Vice President - Store Operations. He was promoted to Senior Vice President in January 1996. Prior to joining the Company, Mr. Swedin served as Executive Vice President - Store Operations of Ormonds, Inc., a women's apparel retail chain, from December 1988 to March 1992. Mr. Swedin inadvertently made a late filing on Form 4 during 1996 with respect to a purchase of Common Stock.

(4)      Mr. Unrine joined the Company in January 1996 as Senior Vice President
         - Merchandising. From 1991 until joining the Company, Mr. Unrine served as President and Chief Executive Officer of Margo's LaMode, Inc. , a mall-based retailer of junior apparel and accessories and a wholly-owned subsidiary of Elder-Beeman, Inc. On October 17, 1995, Elder-Beeman, Inc. filed a plan of reorganization for itself and its subsidiaries, including Margo's LaMode, Inc., under Chapter 11 of the Bankruptcy Code. Margo's LaMode, Inc. was liquidated in January 1996.


                                              SECURITY OWNERSHIP OF MANAGEMENT

         The following table provides information as of April 15, 1996, regarding stock ownership by individuals who served as executive officers of the Company during 1995 and of all current directors and executive officers of the Company, as a group:

                                                                                Shares
                                                                              Beneficially         Percentage of Total
Name                               Principal Occupation                           Owned            Outstanding Shares

Henry D. Jacobs, Jr.               Chairman of the Board,                       2,155,719(1)                 20.86%
                                   President, and Chief
                                   Executive Officer

Stephen A. Feldman                 Executive Vice President and                     5,000(2)                    (5)
                                   Chief Financial Officer

Ethan S. Shapiro                   Former President and Chief                     108,750(3)                  1.04%
                                   Operating Officer

All current directors and executive
          officers as a group (11 persons)                                      2,566,471(4)                 24.68%
- -----------------------

(1) See information under "Election of Directors; Information Respecting Nominees for Director".

(2) The figure shown includes 5,000 shares not outstanding as of April 15, 1996, but subject to stock options presently exercisable.

(3) The figure shown includes 108,750 shares not outstanding as of April 15, 1996, but subject to stock options presently exercisable. During 1996, Mr. Shapiro inadvertently made a late filing with respect to a transaction in the Company's Common Stock.

(4) Includes 64,250 shares of Common Stock not outstanding as of April 15, 1996, but subject to stock options presently exercisable. Pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, these shares are deemed outstanding for purposes of calculating the shares of Common Stock beneficially owned by the Company's executive officers and directors.

(5)   Less than one percent (1%).

      The executive officers of the Company are appointed by the Board of Directors of the Company and serve at the pleasure of the Board.

                                             COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation during fiscal years 1995, 1994 and 1993 of each of the individuals who served as the Company's executive officers during 1995 (the "Named Executive Officers").

                                                                                                       Long Term
                                                   Annual Compensation                              Compensation
                               ------------------------------------------------                  ---------------------
                                                                                                        Awards
                                                                                                 ---------------------
                                                                                Other               Securities          All Other
   Name and                                                               Annual Compen-            Underlying         Compensation
 Principal Position             Year      Salary ($)        Bonus ($)(1)      sation ($)(2)         Options (#)            ($)(3)
 ------------------             ----     ----------        ------------     ---------------      -------------          -----------

Henry D. Jacobs, Jr.            1995        330,000                 0           1,615                        0             15,209
Chairman of the Board,          1994        330,013             9,021           1,559                        0              9,825
President, and Chief            1993        300,711           127,193             600                        0             10,324
Executive Officer
Ethan S. Shapiro                1995        300,000                 0           2,664                   10,000             31,713
Former President and            1994        300,000             8,271           2,373                        0             28,902
Chief Operating Officer         1993        275,710           116,568             991                   27,500             29,352
Stephen A. Feldman (4)          1995        216,346                 0          56,309(5)                25,000              2,864
Executive Vice
President and Chief
Financial Officer

(1) The amounts shown for 1994 reflect the peer group portion of bonuses earned with respect to 1993, but paid in 1994. No bonuses were paid to any executive officers with respect to 1994 or 1995.

(2) The amounts shown in this column were paid for reimbursement of taxes. The Company's top managers also receive certain non-cash compensation in the form of personal benefits. Although the value of such compensation cannot be determined precisely, the Company has determined that such compensation did not exceed $10,000 as to any of the Named Executive Officers during any of fiscal years 1995, 1994, or 1993.

(3) "All Other Compensation" for 1995 includes the following: (i) contri-butions of $3,169 and $2,885 to the Company's 401(k) Plan on behalf of Messrs. Jacobs and Shapiro, respectively, to match 1995 pre-tax elective deferral contributions (included under Salary) made by each to such plan; (ii) premium payments of $5,508, $2,208 and $864 for the benefit of Messrs. Jacobs, Shapiro, and Feldman, respec-tively, in order to continue a level of life insurance coverage not otherwise available under the Company's standard life insurance plan;
         (iii) premium payments of $4,532 and $5,244 for the benefit of Messrs. Jacobs and Shapiro, respectively, to continue coverage under long-term disability policies at levels not otherwise available to salaried employees generally; (iv) $2,000 in medical reimbursement benefits available to each of Messrs. Jacobs, Shapiro and Feldman; and (v) a premium payment of $19,376 in order to purchase split dollar life insurance coverage in the amount of $1,000,000 on the life of Mr. Shapiro for the benefit of a trust to benefit Mr. Shapiro's son.

(4)      Mr. Feldman joined the Company in January 1995.

(5) Of this amount, $56,289 represents a one-time reimbursement by the Company for taxes paid by Mr. Feldman with respect to moving benefits furnished to him by the Company.

Stock Options

           The following table sets forth information regarding option grants with respect to Common Stock made by the Company to the Named Executive Officers during 1995.

                                    Option Grants in Last Fiscal Year
                                              Individual Grants
                 ---------------------------------------------------------------

                              Number of       % of Total
                             Securities         Options                                      Grant Date
                             Underlying       Granted to       Exercise                        Present
                               Options         Employees         Price       Expiration         Value
          Name               Granted (#)        in 1995         ($/Sh)        Date(1)          (2)($)
          -----             -------------      ---------       --------       --------        -------

  Henry D. Jacobs,                0               --              --            ---               --
Jr.
  Ethan S. Shapiro             10,000             9.3%          6.25(3)       7/2/96(4)         51,880
  Stephen A.                   20,000            18.5%         7.625(5)       1/16/05          125,542
Feldman                         5,000             4.6%          6.25(6)       3/24/05           25,940


(1) The option plan pursuant to which the options were granted and/or stock option agreements set forth certain earlier expiration dates.

(2) The grant date present value was calculated using the Black-Scholes option pricing model assuming an expected volatility of 70%, a risk-free rate of return of 7.6% for options with an expiration date of January 16, 2005, and of 7.3% for options with an original expiration date of March 24, 2005, a dividend yield of 0%, and an estimated option life of ten years.

(3) These options originally were scheduled to become exercisable with respect to 3,334 of the shares covered thereby on February 4, 1999, and with respect to an additional 3,333 of the shares covered thereby on each of February 4, 2000, and February 4, 2001, if certain conditions were met. Because Mr. Shapiro left the employ of the Company prior to these dates, however, none of these options will become exercisable.

(4) These options were originally scheduled to expire on March 24, 2005 but, in accordance with the term of the original grant, the expiration date was changed to July 2, 1996, 90 days from the date Mr. Shapiro ceased to be an employee of the Company.

(5) These options became exercisable with respect to 20% of the shares covered thereby on January 16, 1996, and shall become exercisable with respect to an additional 20% of the shares covered thereby on each of the next four anniversaries thereof, if certain conditions are met.

(6) These options became exercisable with respect to 20% of the shares covered thereby on March 24, 1996, and shall become exercisable with respect to an additional 20% of the shares covered thereby on each of the next four anniversaries thereof, if certain conditions are met.

Option Exercises

           The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the 1995 fiscal year.

                                Aggregated Option Exercises in Last Fiscal Year
                                                 and Year-End Option Values

                                                                          Number of Securities
                                                                         Underlying Unexercised          Value of Unexercised
                                                                               Options at                In-the Money Options
                                                                               1995 Fiscal                  at 1995 Fiscal
                                  Shares Acquired         Value               Year-End (#)                 Year-End($) (1)
                                                                              ------------                 ---------------
                                    on Exercise          Realized             Exercisable/                   Exercisable/
Name                                    (#)                ($)                Unexercisable                 Unexercisable
- ----                              ----------------     ------------           -------------                 -------------
Henry D. Jacobs, Jr. (2)                 0                   0                      0                              0
Ethan S. Shapiro                         0                   0                75,750/91,000                        0
Stephen A. Feldman                       0                   0                     0/25,000                        0


(1) At 1995 fiscal year end, all options held by executive officers had an exercise price above that of the closing price of the Company's Common Stock on December 29, 1995.

(2) Mr. Jacobs is ineligible to receive stock options under the Company's stock option plans.


                EMPLOYMENT CONTRACTS AND DEFERRED COMPENSATION ARRANGEMENTS

           All executive officers of the Company, including Messrs. Jacobs and Feldman, are parties to employment contracts with the Company which provide for salary continuation for a specified number of months following termination of employment. In the case of Mr. Jacobs, such agreement provides for the continuation of his base salary for a period of six months after the date of involuntary termination of employment and for salary continuation for a period of two months after the date of voluntary termination of employment with the Company. The employ ment agreement of Mr. Feldman provides for a continuance of base salary for a period of up to nine months after the date of any termination of employment without cause by the Company. Mr. Shapiro's employment agreement provided for a continuation of his base salary for twelve months after the date of any termination of his employment with the Company. Mr. Shapiro is no longer an employee of the Company and on April 2, 1996, began receiving salary continuation pursuant to this provision of his employment agreement. In connection with the termination of Mr. Shapiro's employment, the Company transferred to Mr. Shapiro the life insurance policy described in footnote (3) to the Summary Compensation Table.

           Mr. Waters' deferred compensation agreement is described under the heading "Compensation Committee Interlocks and Insider Participation".


                COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           Decisions on non-stock compensation of the Company's executives generally are made by the three- member Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers (the "Executive Officers") are reviewed by the full Board, except for decisions about awards under certain of the Company's stock-based compensation plans, which are made by the Stock Option Committee of the Board. The Compensation Committee and the Stock Option Committee provide the following joint report.

Compensation Policies Toward Executive Officers

           The Company's executive compensation policies are designed to provide incentives to meet the Company's annual and long-term performance goals, to recognize individual initiative and achievements, and to provide competitive levels of compensation in order to attract and retain qualified executives. The Compensation Committee annually reviews the Company's corporate performance and that of its executives and sets target levels of compensation in its discretion. As a result, the Executive Officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon Company-wide and individual performance.

           The Committees believe that stock ownership by management and stock-based performance compensa tion arrangements are useful tools to align the interests of management with those of the Company's stockholders. Accordingly, the Stock Option Committee grants options to most members of the Company's top management and provides compensation packages based in part upon the Company's performance relative to its competitors as well as personal and earnings goals. The Committees believe that Mr. Jacobs' substantial equity interest in the Company provides significant incentive for him to promote stockholder value. For this reason, Mr. Jacobs is not eligible to participate in the Company's stock option plans.

           Commencing in 1994, the Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid to top executive officers in excess of $1 million per person. The Compensation Committee and the Stock Option Committee intend to administer the Company's executive compensation programs in such a way that compensation for Executive Officers will be fully deductible under the Internal Revenue Code, including submitting plans for stockholder approval where necessary and determining compensation on an objective basis.

Executive Officer Compensation

           During 1991, the Company engaged an independent consulting firm to assist the Compensation Committee in designing an integrated compensation structure to provide incentives for excellent individual and corporate performance. As a result of the recommendation of the consulting firm, in January 1994, the Compensa tion Committee approved a plan (the "Compensation Plan") by which the annual compensation of each member of the Company's top management is calculated. The Compensation Plan establishes a base salary for each participant which may be augmented in the following fashion: (i) if the participant and the Company meet certain operating performance criteria, that participant will receive a bonus in the amount of a specified percentage of his or her base salary; and (ii) if the Company performs at a specified level in comparison with a select group of other companies in its industry, each participant will receive a bonus equal to 5% of his or her base salary. These performance goals are set at the beginning of each fiscal year and communicated to the participating members of the Company's management.

           During 1995, the Company suffered from lagging comparable store sales and poor financial performance, as did most of its competitors. In light of these conditions, base salaries of Executive Officers were frozen at 1994 levels. In addition, because the criteria for the award of bonuses pursuant to the Compensation Plan were not met during 1995, no bonus awards were made to any Executive Officer with respect to performance during 1995.

Mr. Jacobs' 1995 Compensation

           The Compensation Committee's general approach in setting Mr. Jacobs' target annual compensation pursuant to the Compensation Plan is to base a significant percentage of Mr. Jacobs' target compensation upon objective long-term performance criteria, and to set a total compensation target that is competitive within the industry. This approach may result in some fluctuations in the actual level of Mr. Jacobs' annual compensation from year to year. The Compensation Committee, however, believes that its emphasis upon objective long-term performance criteria appropriately provides incentives to the Company's Executive Officers toward clearly defined long-term goals, while acknowledging the importance to Mr. Jacobs of his having some certainty in the level of his compensation through the base salary component.

           During 1995, the Compensation Committee froze Mr. Jacobs' base salary at 1994 levels in light of the Company's financial performance. During fiscal 1995, Company-wide performance goals constituted 50% of the criteria for Mr. Jacobs' target bonus. These measures of performance were as follows: increase in sales, return on assets, return on equity and earnings per share. The factor given the most weight in Mr. Jacobs' target annual bonus amount was the extent to which the Company met its earnings per share target. The attainment of individual goals constituted the remaining 50% of the criteria for Mr. Jacobs' target bonus. Although Mr. Jacobs met his individual goals, the Company-wide goals were not met and Mr. Jacobs did not receive any bonus.

Compensation Committee                                                Stock Option Committee
James M. Shoemaker, Jr.                                               Raymond S. Waters,
   Chairman                                                              Chairman
Charles D. Moseley, Jr.                                               Henry D. Jacobs, Jr.
Laurie M. Shahon

                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN Among One Price Clothing Stores, Inc., Dow Jones Equity Market
              Index and Dow Jones Speciality Apparel Retailer Index


Performance Graph

           A line graph comparing the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Specialty Apparel Market Index for that period is presented below. The stock performance shown in the graph below is not necessarily indicative of future price performance.

                                                                         Indexes
                                                                      Retail                  OPC
                                                Equity               Specialty               Stock
                                                Market                Apparel                Prices


           1990                                 100.00                  100.00               100.00
           1991                                 129.58                  173.05               280.66
           1992                                 144.38                  172.53               533.26
           1993                                 158.74                  158.35               659.56
           1994                                 159.96                  148.56               331.55
           1995                                 221.34                  167.56               126.30














           The Performance Graph assumes the investment of $100 on December 28, 1990 and the reinvestment of any and all dividends.

                    PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S
                                 DIRECTOR STOCK OPTION PLAN
                                        (Proxy Item 2)

           The Board of Directors recommends that the stockholders approve adop-tion by the Company of the Amendment (the "Amendment") described below to the One Price Clothing Stores, Inc. Director Stock Option Plan (the "Plan").

           The Plan currently provides that, on each Grant Date (as defined below), each director of the Company who, on the date of grant, is not an employee of the Company (an "Eligible Director"), shall automatically receive from the Company an option for 1,500 shares of Common Stock with an exercise price per share equal to the average of the high and low sales price per share of the Common Stock on such Grant Date. The Grant Date is currently March 31 of each calendar year commencing with the 1996 calendar year (or, if March 31 is not a business day, the immediately preceding business day). The Amendment would increase the number of shares of Common Stock subject to the annual grant to 5,000 shares and change the Grant Date to April 30 of each year (or the immediately preceding business day).

           The Company has evaluated the amount of time that non-employee directors spend in service to the Company and the value of their service to the Company. Following this evaluation, the Company determined that an increase in the number of shares with respect to which options under the Plan are granted is appropriate to reward these directors for their service to the Company and to more closely align their interests with those of the Company's stockholders. The Amendment does not increase the number of shares subject to the Plan. The change to the annual grant date was made in light of the recent change in the Company's fiscal year from the Saturday nearest December 31 of each year to the Saturday nearest January 31 of each year. The Company adopted the Amendment in March 1996, subject to stockholder approval.

           Currently, the Plan provides that options covering 1,500 shares of the Company's Common Stock are granted annually to the non-employee directors of the Company. An aggregate of 105,000 shares of the Company's Common Stock could be covered by options granted under the Plan. This maximum number of shares, as well as the number of shares subject to any outstanding option or to be subject to any future option, shall be adjusted to reflect any stock dividend, split or consolidation, merger, reorganization, recapitalization or similar transaction. The Company's shares of Common Stock do not have preemptive rights. The Plan is administered by the Company's Board of Directors.

           The Plan provides that each option shall be immediately exercisable commencing on the date of its grant, and at any time and from time to time thereafter until and including the date which is the business day immediately preceding the tenth anniversary of the date of grant of the option. Options were granted on March 29, 1996, to each of the Eligible Directors with respect to 5,000 shares of Common Stock. Options with respect to 1,500 shares of Common Stock are exercisable immediately, and options with respect to the remaining 3,500 shares of Common Stock are subject to approval of the Company's stockholders at the Annual Meeting. If stockholder approval of the Amendment is obtained, these options shall become exercisable immediately following the Annual Meeting; if stockholder approval of the Amendment is not obtained, the grant of options with respect to 3,500 shares of Common Stock to each Eligible Director shall not be effective and the Plan shall continue as originally adopted, with only the change in Grant Date described above to be effective.

           Any option granted under the Plan shall terminate in full prior to the expiration of its fixed term on the date which is one year after the date the optionee ceases to be a director of the Company for any reason whatsoever. If the optionee shall die while a director of the Company, the director's legatee(s) under his or her last will or the director's personal representative(s) may exercise all or part of the previously unexercised portion of such option at any time within one year after the director's death to the extent the optionee could have exercised the option immediately prior to his or her death.

           The recipient of an option granted under the Plan will not pay the Company any amount at the time of receipt of the option. The exercise price shall be payable in cash at the time of exercise. Any such option may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an option shall not affect the right to exercise the option for the remaining shares subject to the option.

           The shares subject to any option or portion thereof that terminates shall no longer be charged against the 105,000 share limitation and may again, subject to such limitation, become shares available for purposes of the Plan.

           An option granted to a participant under the Plan shall not be transferable by him or her except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

           Under current law, for Federal income tax purposes, the participant will not be taxed upon the grant of an option under the Plan. Upon exercise of any such option, the participant generally will recognize ordinary income equal to the difference between the Common Stock's fair market value on the date of exercise and the exercise price. Generally, the Company will receive a deduction for the amount the participant reports as ordinary income arising from the exercise of the option. Upon a subsequent sale or disposition of the stock, the holder will generally have taxable income equal to any excess of the selling price over the fair market value at the date of exercise.

           Generally the Board may amend or terminate the Plan, except that, in addition to Board approval, a majority stockholder approval vote would be required if the amendment would: (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under the Plan (other than an increase pursuant to the anti-dilution provisions thereof); (iii) change the class of individuals eligible to receive options under the Plan; or
(iv) otherwise materially modify the requirements for eligibility under the Plan. Because the Amendment increases benefits to participants, it is being submitted for stockholder approval.

           The Plan shall terminate at the close of business on April 18, 2005, and no option shall be granted under it thereafter, but such termination shall not affect any option theretofore granted under the Plan.

           On April 15, 1996, seven directors of the Company were Eligible Directors for purposes of the Plan. Mr. Jacobs is not eligible as he is an employee of the Company.

                                              New Plan Benefits


Name and Position                                   1996 Options                    Subsequent
                                                    Number of                        Per Year Options
                                                     Shares(1)                       Number of Shares (1)

Raymond S. Waters                                      3,500                              3,500
Secretary and
Director

David F. Bellet                                        3,500                              3,500
Director

Charles D. Moseley, Jr.                                3,500                              3,500
Director

James M. Shoemaker, Jr.                                3,500                              3,500
Director

Malcolm L. Sherman                                     3,500                              3,500
Director

Cynthia Cohen Turk                                     3,500                              3,500
Director

Laurie M. Shahon                                       3,500                              3,500
Director

Current Executive Officers as a
Group                                                     0(2)                               0(2)

Non-Executive                                         24,500                             24,500
Director Group(2)

All Employees,                                            0(2)                               0(2)
Excluding Executive
Officers, as a Group


(1)The number shown is the incremental benefit provided by the Amendment being submitted for stockholder approval.

(2)Employees of the Company are not eligible to participate in the Plan.

           Each of the Eligible Directors can be deemed to have an interest in approval of the Amendment.

           On March 29, 1996, the average of the high and low sales price of a share of the Common Stock of the Company was $4.50.

           The Amendment is being submitted to the stockholders of the Company for approval in order to qualify certain aspects of the operation of the amended Plan and certain of the Company's other option plans for an exemption from the six-month-short-swing-profit rules of the Exchange Act. The increase in the number of shares of Common Stock with respect to which annual options are granted will not become effective if the requisite stockholder vote on the Amendment is not obtained.

Vote Required

           The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of the Amendment to the Company's Director Stock Option Plan.

           THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S DIRECTOR STOCK OPTION PLAN.

                      STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

           Stockholders wishing to submit a proposal for action at the 1997 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the Company at its principal executive offices not later than November 15, 1996 and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.


                               FINANCIAL INFORMATION

           The Company's  1995 Annual Report to  Stockholders  (the "1995 Annual
Report") is being mailed to the Company's stockholders with this Proxy Statement. The 1995 Annual Report is not part of the proxy solicitation material.

           The Company will provide without charge to any stockholder of record as of April 15, 1996, who so requests in writing, a copy of the 1995 Annual Report or the Company's fiscal 1995 Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission. Upon payment of a reasonable copying charge, the Company will provide such stockholder with copies of exhibits to the fiscal 1995 Annual Report on Form 10-K. Any such request should be directed to One Price Clothing Stores, Inc., 1875 East Main Street, Highway 290, Commerce Park, Duncan, South Carolina 29334, Attention: Secretary.

                                                          AUDITORS

           The Board of Directors has appointed the accounting firm of Deloitte & Touche as independent auditors for the Company's 1996 fiscal year. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                                           GENERAL

           Management does not know of any other matters to be presented at the meeting for action by stockhold ers. If, however, any other matter requiring a vote of the stockholders is properly presented at the meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

           The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mail, certain officers and regular employees of the Company may solicit, for no additional compensation, the return of proxies by telephone, telegram, or personal interview. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses in so doing. The Company has engaged Corporate Investor Communications to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $2,750 plus reasonable out-of-pocket expenses.

           A list of stockholders entitled to be present and vote at the meeting will be available at the offices of the Company, 1875 East Main Street, Highway 290, Commerce Park, Duncan, South Carolina, for inspection by stockholders during regular business hours from May 9, 1996 to the date of the meeting. The list also will be available during the meeting for inspection by stockholders who are present.

           Whether or not you expect to be present in person, you are requested to mark, sign, date and return the enclosed proxy card promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                                      /s/ Raymond S. Waters

                                                      Raymond S. Waters
                                                      Secretary

Duncan, South Carolina
April 19, 1996

Appendix A - Proxy Card


                                                ONE PRICE CLOTHING STORES, INC.

                                                 Annual Meeting, May 20, 1996

    P
    R
    O
    X
    Y



Please sign
on reverse
 side and
 return in
the enclosed
postage-paid
 envelope

    The undersigned stockholder of One Price Clothing Stores, Inc. (the "Company"), a Delaware corporation, hereby constitutes and appoints Henry D. Jacobs, Jr. and Raymond S. Waters, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the annual meeting of stockholders to be held at the Greenville-Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, on May 20, 1996 at 9:00 a.m., local time, and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote:

1.  ELECTION OF DIRECTORS

___ FOR all nominees listed below    ___ WITHHOLD AUTHORITY to vote for
            (except as marked to the            all nominees listed
below
            contrary below)

                David F. Bellet, Henry D. Jacobs, Jr., Charles D. Moseley, Jr., Laurie M. Shahon, Malcolm L. Sherman, James M. Shoemaker, Jr., Cynthia Cohen Turk and Raymond S. Waters

(INSTRUCTIONS: To withhold authority to vote for an individual nominee write that nominee's name in the space provided below.)
- --------------------------------------------------------------------------

2. Vote on proposal to approve the Amendment to the Company's Director Stock Option Plan

    ____ FOR                     ____ AGAINST                 ____  ABSTAIN

3. At their discretion upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

Either of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.

                                                               (over)

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ONE PRICE CLOTHING STORES, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PROXY, FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S DIRECTOR STOCK OPTION PLAN AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS OF BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 19, 1996 and the Proxy Statement furnished therewith.

                                                                       Dated this ________ day of __________________ 1996


                                                                       ------------------------------------------
                                                                                            (Signature)
                                                                       ------------------------------------------
                                                                       NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees
                                                                       and other fiduciaries should so indicate when signing.  If a corporation, please sign full corporate name by President
                                                                       and other authorized officer.  When shares are  held jointly, both should sign.  If a partnership, please sign  the name by authorized person.

                   Please date, sign and return this Proxy. Thank You.

Appendix B - Amendment to Director Stock Option Plan


                                      AMENDMENT NUMBER ONE TO

                                  ONE PRICE CLOTHING STORES, INC.

                                     DIRECTOR STOCK OPTION PLAN


          This Amendment to the One Price Clothing Stores, Inc. ("Company") Director Stock Option Plan ("Plan"), is adopted as of this 14th day of March, 1996.

          WHEREAS, the Board of Directors of the Company adopted the Plan as of February 9, 1995 and the Plan was subsequently approved by the shareholders of the Company and became effective as of April 19, 1995; and

          WHEREAS, the Plan provided for the automatic issuance of options for 1,500 shares of Common Stock to non-employee directors on March 31, 1996 and each subsequent March 31 (or the immediately preceding business day); and

          WHEREAS, the Company has changed its fiscal year end from the Saturday nearest December 31 each year to the Saturday nearest January 31 of each year; and

          WHEREAS, the Board of Directors of the Company at its meeting held March 14, 1996 unanimously approved an increase in the number of shares to be automatically granted annually pursuant to the Plan to each director from 1,500 to 5,000 shares of Common Stock, such increase to be effective March 31, 1996, subject to stockholder approval, and modified the Grant Date from March 31 of each calendar year (or the immediately preceding business day) to April 30 of each calendar year (or the immediately preceding business day) commencing in 1997;

          NOW, THEREFORE, the Plan is hereby modified as follows:

                                    The second  paragraph  of Section 4. OPTIONS
                                    FOR  DIRECTORS  WHO  ARE  NOT  EMPLOYEES  is
                                    hereby    replaced    with   the   following
                                    paragraph:

                                    On each Grant Date (as hereinafter defined), each Eligible Director shall automatically receive from the Company an option for 5,000 shares of Common Stock, with an exercise price per share equal to the average of the high and low sales price per share of the Common Stock on such Grant Date (as reported on NASDAQ). For purposes of this Plan, the Grant Date shall be March 29 of 1996 and April 30 of each calendar year commencing with the 1997 calendar year (or, if April 30 is not a business day, the immediately preceding business day).

                                    The first sentence of the third paragraph of said Section 4 shall be replaced with the following:

                                    Each Option shall be immediately exercisable commencing on the date of its grant and at any time and from time to time thereafter (subject to Section 6 hereof) until and including the date which is the business day immediately preceding the tenth anniversary of the Grant Date; provided, however, each Option to be granted March 29, 1996 shall provide that 1,500 of the 5,000 shares granted shall be immediately exercisable and the remaining 3,500 shares granted shall be subject to approval of stockholders at the annual meeting to be held May 20, 1996 and, upon such stockholder approval, such 3,500 shares shall become immediately exercisable. In the event stockholders do not approve the increase in the number of shares to be granted annually from 1,500 to 5,000 shares, the Plan shall continue as effective April

                                    19, 1995 with only the Grant Date to be changed from March 31 to April 30 of each calendar year commencing in 1997.

             In all other respects, the Plan is hereby ratified and continued in accordance with its terms and conditions.



April 15, 1996